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                                 1,500,000 Units

                           DYNAMIC INTERNATIONAL, LTD.

                           SELECTED DEALERS AGREEMENT

                                                   New York, New York

                                                     ,1997

Dear Sirs:

          1. We as the Underwriter named in the enclosed Prospectus have agreed, subject to the terms of the Underwriting Agreement to purchase and offer for sale an aggregate of 1,200,000 Units ("Units"), each Unit consisting of one share of common stock, $.001 par value, one Class A Redeemable Common Stock Purchase Warrant and one Class B Redeemable Common Stock Purchase Warrant, at a price of $5.00 per Unit of Dynamic International, Ltd. (the "Company"), which we have agreed to offer on a "firm commitment basis." In addition, we have been granted an option to purchase up to an additional 180,000 Units to cover overallotments in connection with the sale of Units. The Units and the terms under which they are to be offered for sale by us are more particularly described in the Prospectus.

          2. The Units are to be offered to the public by the Company through Patterson Travis, Inc., as the Underwriter at the price per Unit set forth on the cover page of the Prospectus (the "Public Offering Price"), in accordance with the terms of the offering thereof set forth in the Prospectus.

          3. We are offering to certain dealers, subject to the terms and conditions hereof and in the Prospectus a portion of the Units at the Public Offering Price, less a selling concession (which may be changed) of not in
excess of $    per Unit payable as hereinafter provided, out of which concession
an amount not exceeding $    per Unit may be reallowed. Such dealers who execute
and deliver a Selected Dealer Agreement are referred to herein as "Selected Dealers." You hereby confirm by signing this agreement that you are actually engaged in the investment banking or securities business, and are either (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Securities and Exchange Act of 1934, as amended (the " 1934 Act"), who have agreed not to make any sales within the United

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States its territories or its possessions or to persons who are nationals thereof or residents therein. The Selected Dealers have agreed to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD, and, if any such dealers is a foreign dealer and not a member of the NASD, such Selected Dealer also has agreed to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though it were a member of the NASD, with the provisions of Section 8 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 of Article III thereof as that Section applies to non- member foreign dealers.

         4. We shall have full authority to take such action as we may deem advisable in respect to all matters pertaining to the public offering of the Units.

         5. If you desire to act as a Selected Dealer with respect to the Units, your application should reach us promptly by telephone or other means of telecommunications at our office at One Battery Park Plaza, New York, New York 10004, Attention: Syndicate, telephone number (212) 837-7300. The Units allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

         6. The privilege of subscribing for the Units is extended to you only as you may lawfully sell the Units to dealers in your state or other jurisdiction.

         7. Any Units subscribed for by you under the terms of this Agreement may be immediately reoffered to the public in accordance with the terms of offering thereof set forth herein and in the Prospectus, subject to the securities or blue sky laws of the various states or other jurisdictions.

         8. You agree to pay us on demand for our account an amount equal to the Selected Dealer concession as to any Units purchased by you hereunder which, prior to the termination of this paragraph, we may purchase or contract to purchase for the account of any Underwriter and, in addition, we may charge you with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Certificates for Units delivered on such repurchase need not be the identical certificates originally purchased.

         9. No expenses shall be charged to Selected Dealers. A single transfer tax, if payable, upon the sale of the Units by the Underwriter to you will be paid when such Units are delivered to you. However, you shall pay any transfer tax on sales of Units by you and you shall pay your proportionate Unit of any


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transfer tax (other than the single transfer tax describe above) in the event that any such tax shall from time to time be otherwise.

         10. Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the sale of the Units other than as contained in the Prospectus.

         11. The first three paragraphs of Section 7 hereof will terminate when we shall have determined that the public offering of the Units has been completed and upon telegraphic notice of you of such termination, but, if not therefore terminated, they will terminate at the close of business on the 30th full business day after the date hereof, provided, however, that we shall have the right to extend such provisions for a further period or periods, not exceeding an additional 30 days in the aggregate upon telegraphic notice to you.

         12. For the purpose of stabilizing the market in the Units, we have been authorized to make purchase and sales of the Units, in the open market or otherwise, for long or short account, and, in arranging for sales, to over-allot.

         13. On becoming a Selected Dealer, and in offering and selling the Units, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended (the " 1933 Act"), and the 1934 Act. You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (where or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith.

         14. We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as may reasonably request for the purposes contemplated by the 1933 Act of the 1934 Act, or the rules and regulations thereof.

         15. Upon request, you will be informed as to the states and other jurisdictions in which we have been advised that the Units have been qualified for sale under the respective securities or blue sky laws of such states and other jurisdictions, but neither we nor any of the Underwriters assume any obligation or responsibility as to the right of any Selected Dealer to sell the Units in any state or other jurisdiction or as to the eligibility of the Units for sale therein. We will, if requested, file a Further State Notice in respect of the Units pursuant to Article 23-A of the General Business Law of the State of New York.

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         16. No Selected Dealer is authorized to act as our agent or as agent for the Underwriter, or otherwise to act on our behalf or on behalf of the Underwriter, in offering or selling the Units to the public or otherwise or to fumish any information or make any representation except as contained in the Prospectus.

         17. Nothing will constitute the Selected Dealers an association or other separate entity or partner with the Underwriters, with us, or with each other, but you will be responsible for your Unit of any liability or expense based on any claim to the contrary. We shall not be under any liability for or in respect of value, validity or form of the Units, or the delivery of the certificates for the Units, or the performance by anyone of any agreement on its part, or the qualification of the Units for sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith or for obligations expressly assumed by us in this Agreement and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act.

         18. Payment for the Units sold to you hereunder is to be made at the public offering price less the above selling concession on such date and time as we may advise at our office by certified or official bank check in current New York Clearing House Funds, payable to Patterson Travis, Inc. against delivery of certificates for the Units so purchased.

         19. Notices to us should be addressed to us at the office of Patterson Travis, Inc., Attention: Syndicate Department. Notices to you shall be deemed to have been duly given if telegraphed or mailed to you at the address to which this letter is addressed.

         20. If you desire to purchase any Units, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof by telephone or telegraph. Our signature hereon may be by facsimile.


                                                          Very truly yours,

                                                          PATTERSON TRAVIS,
INC.


                                                          By:
---------------------------
                                                            (Authorized Officer)



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TO:      PATTERSON TRAVIS, INC.

         We hereby confirm our agreement to purchase         Units of Dynamic
International, Ltd. in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to the Units. We further state that in purchasing said Units we have relied upon said Prospectus, and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. We hereby agree to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of the NASD, and if we are foreign dealer and not a member of the NASD, we also agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though we were a member of the NASD, with provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 of Article III thereof as that Section applies to non-member foreign dealers. We will comply with Section 12 of Schedule E to the NASD By-Laws.

                                   [Name of Dealer]


                                   By:


                                   Address:

Dated:                  1997


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